UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 24, 2011 (May 18, 2011)

CHINA HGS REAL ESTATE INC.
(Exact name of registrant as specified in its charter)

Florida	001-34864	33-0961490
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

6 Xinghan Road, 19th Floor, Hanzhong City
Shaanxi Province, PRC 723000
(Address of principal executive offices)

(86) 091 - 62622612 (Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 18, 2011, Shaanxi Guangsha Investment and Development Group Co. Ltd. (the “Guangsha Investment and Development Co.”), the operating entity of China HGS Real Estate, Inc. (the “Company”), and Hanzhong Land Resources Reserve and Exchange Center (HLRREC), the local land auction administrative agency, entered into a Land Auction Acknowledgement Agreement (the “Agreement”). Pursuant to the Agreement, HLRREC acknowledged the sale of land development rights to approximately 674,897 square feet in Hanzhong City downtown to Guangsha Investment and Development Co. in consideration for RMB 178.7 Million (approximately US$27.5 Million). The land development rights include approximately 567,258 square feet for commercial and/or residential construction, and approximately 107,639 square feet designated as green open space.

According to the terms of the bid, China HGS is required to make the full payment of the land price and applicable taxes to HLRREC within 30 days after the bid (June 17, 2011). The Company paid a deposit of RMB 100 million (approximately US$15.4 million) on May 13, 2011. The Company plans to finance the balance from its cash reserves or from bank loans.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA HGS REAL ESTATE, INC. (Registrant)

Date: May 24, 2011	By:	/s/ Xiaojun Zhu
Xiajoun Zhu
Chief Executive Officer, Chief Financial Officer and Chairman of the Board